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        SECOND ADDENDUM TO PROMISSORY NOTE

This Second Addendum to Promissory Note is in addition to and an extension of that Addendum to Promissory Note executed by Borrower, and this Second Addendum to Promissory Note is signed by Borrower and effective the date of the Promissory
Note to which it is attached.


3. The "Variable Interest Rate" section of the
Promissory Note is hereby amended in its entirety and superseded by the following:

     INTEREST RATE. The interest rate on this Note may vary from time to time pursuant to the provisions of this note. Subject to the provisions of this note, Borrower shall have the option from time to time of choosing to pay interest at the rate or rates and for the applicable periods of time based on the rate options provided herein;
provided, however, that once Borrower notifies
Lender of the rate option chosen in accordance with the provisions of this note, such notice shall be irrevocable. The rate options are the Prime Borrowing Rate and the LIBOR Borrowing Rate, each as defined herein. The term "Index" as used in the Note shall mean one or both of the rates defined herein.

(a) Definitions. The following terms shall have the following meanings:

          "Business Day" means any day other than
a Saturday, Sunday, or other day that commercial banks in Portland, Oregon or New York City are authorized or required by law to close; provided, however that when used in connection with a LIBOR
Rate, LIBOR Amount or LIBOR Interest Period such term shall also exclude any day on which dealings in U.S. dollar deposits are not carried on in the London interbank market.


          "LIBOR Amount" means each principal
amount for which Borrower chooses to have the LIBOR Borrowing Rate apply for any specified LIBOR
Interest Period.

          "LIBOR Interest Period" means as to any
LIBOR Amount, a period of one, two, three, six or twelve months commencing on the date the LIBOR

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Borrowing Rate becomes applicable thereto;
provided, however, that: (i) the first day of each LIBOR Interest Period must be a Business Day; (ii) no LIBOR Interest Period shall be selected which would extend beyond the maturity date of this Note; (iii) no LIBOR Interest Period shall extend beyond the date of any principal payment required under this note, unless the sum of the Prime Rate
Amount, plus LIBOR Amounts with LIBOR Interest
Periods ending on or before the scheduled date of such principal payment, plus principal amounts remaining unborrowed under a line of credit, equals or exceeds the amount of such principal payment; (iv) any LIBOR Interest Period which would otherwise expire on a day which is not a Business Day, shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such LIBOR Interest
Period into another calendar month, in which event the LIBOR Interest Period shall end on the immediately preceding Business Day; and (v) any LIBOR Interest Period that begins on the last
Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR
Interest Period) shall end on the last Business
Day of a calendar month.


          "LIBOR Rate" means, for any LIBOR
Interest Period, the rate per annum (computed on the basis of a 360-day year and the actual number of days elapsed and rounded upward to the nearest
1/16 of 1%) established by Lender as its LIBOR
Rate, based on Lender's determination, on the basis of such factors as Lender deems relevant, of the rate of interest at which U.S. dollar deposits would be offered to United States National Bank of Oregon in the London interbank market at approximately 11 a.m. London time on the date which is two Business Days prior to the first day of such LIBOR Interest Period for delivery on the first day of such LIBOR Interest Period for the number of months therein; provided, however, that the LIBOR Rate shall be adjusted to take into account the maximum reserves required to be maintained for Eurocurrency liabilities by banks during each such LIBOR Interest Period as specified in Regulation D of the Board of Governors of the Federal Reserve System or any successor regulation.


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           "Prime Rate" means the rate of interest
  which Lender from time to time establishes as its prime rate and is not, for example, the lowest rate of interest which Lender collects from any borrower or class of borrowers. When the Prime Rate is applicable, the interest rate hereunder shall be adjusted without notice effective on the day the Prime Rate changes, but in no event shall the rate of interest be higher than allowed by law.

           "Prime Rate Amount" means any portion
           of the Principal Balance bearing
           interest at the Prime Borrowing Rate.

  (b)  The Prime Borrowing Rate.

       (i) The Prime Borrowing Rate is a per annum rate equal to the Prime Rate plus One
       Percent (1%) per annum.

       (ii) Whenever Borrower desires to use the Prime Borrowing Rate option, Borrower shall give
  Lender notice orally or in writing in accordance with this note, which notice shall specify the requested effective date (which must be a Business Day) and principal amount of the Advance or increase in the Prime Rate Amount, and whether Borrower is requesting a new Advance under a line of credit or conversion of a LIBOR
  Amount to the Prime Borrowing Rate.

       (iii) So long as Borrower is not in default of this note, interest shall accrue on the unpaid Principal Balance at the Prime Borrowing
  Rate unless and except to the extent that the LIBOR Borrowing Rate is in effect.

  (c) The LIBOR Borrowing Rate.

        (i) The LIBOR Borrowing Rate is the LIBOR
        Rate plus Two and One Quarter Percent
        (2.25%)per annum.

        (ii) The LIBOR Rate shall be established by Lender at approximately 8:00 a.m. (Portland, Oregon time) on each Business Day. Borrower may obtain LIBOR Borrowing Rate quotes from Lender between 8:00 a.m. and 10:00 a.m. (Portland, Oregon time) on any Business Day. Borrower may request an Advance, conversion of any portion

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of the Prime Rate Amount to a LIBOR Amount or a
new LIBOR Interest Period for an existing LIBOR
Amount, at such rate only by giving Lender notice in accordance with this Section 3 (c) (iii) before 10:00 a.m. (Portland, Oregon time) on such day.

     (iii) Whenever Borrower desires to use the LIBOR Borrowing Rate option, Borrower shall give
Lender irrevocable notice (either in writing or orally and promptly confirmed in writing) between 8:00 a.m. and 10:00 a.m. (Portland, Oregon time) two (2) Business Days prior to the desired effective date of such rate. Any oral notice shall be given by, and any written notice or confirmation of an oral notice shall be signed by, the person(s) on behalf of or authorized by Borrower, and shall specify the requested effective date of the rate, LIBOR Interest Period and LIBOR Amount, and whether Borrower is requesting a new Advance at the LIBOR Borrowing
Rate under a line of credit, conversion of all or any portion of the Prime Rate Amount to a LIBOR
Amount, or a new LIBOR Interest Period for an outstanding LIBOR Amount. Notwithstanding any other term of this note, Borrower may elect the LIBOR Borrowing Rate in the minimum principal amount of $1,000,000.00 and in multiples of $500,000.00 above such amount; provided, however, that no more than two separate LIBOR Interest
Periods may be in effect at any one time.


     (iv) If at any time the LIBOR Rate is
unascertainable or unavailable to Lender or if LIBOR Rate loans become unlawful, the option to select the LIBOR Borrowing Rate shall terminate immediately. If the LIBOR Borrowing Rate is then in effect, (A) it shall terminate automatically with respect to all LIBOR Amounts (i) on the last day of each then applicable LIBOR Interest Period, if Lender may lawfully continue to maintain such loans, or (ii) immediately if Lender may not lawfully continue to maintain such loans through such day, and (B) the Prime Borrowing Rate automatically shall become effective as to such amounts upon such termination.

     (v) If at any time after the date hereof (A) any revision in or adoption of any applicable law, rule, or regulation or in the interpretation or administration thereof (i) shall subject Lender or its Eurodollar lending office to any tax, duty, or

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other charge, or change the basis of taxation of
payments to Lender with respect to any loans bearing interest based on the LIBOR Rate, or (ii) shall impose or modify any reserve, insurance, special deposit, or similar requirements against assets of, deposits with or for the account of, or credit extended by Lender or its Eurodollar lending office, or impose on Lender or its Eurodollar lending office any other condition affecting any such loans, and (B) the result of any of the foregoing is (i) to increase the cost to Lender of making or maintaining any such loans or (ii) to reduce the amount of any sum receivable under this note by Lender or its Eurodollar lending office, Borrower shall pay Lender within 15 days after demand by Lender such additional amount as will compensate Lender for such increased cost or reduction. The determination hereunder by Lender of such additional amount shall be conclusive in the absence of manifest error. If Lender demands compensation under this
Section 3(c)(v), Borrower may upon three (3)
Business Days' notice to Lender pay the accrued interest on all LIBOR Amounts, together with any additional amounts payable under Section 3(c)(vi).
Subject to Section 11, upon Borrower's paying such accrued interest and additional costs, the Prime
Borrowing Rate immediately shall be effective with respect to the unpaid principal balance of such LIBOR Amounts.

     (vi) Borrower shall pay to Lender, on demand, such amount as Lender reasonably determines
(determined as though 100% of the applicable LIBOR
Amount had been funded in the London interbank market) is necessary to compensate Lender for any direct or indirect losses, expenses, liabilities, costs, expenses or reductions in yield to Lender, whether incurred in connection with liquidation or re-employment of funds or otherwise, incurred or sustained by Lender as a result of: (A) Any payment or prepayment of a LIBOR Amount, termination of the LIBOR Borrowing Rate or conversion of a LIBOR Amount to the Prime
Borrowing Rate on a day other than the last day of the applicable LIBOR Interest Period (including as a result of acceleration or a notice pursuant to
Section 4(c)(v)); or (B) Any failure of Borrower to borrow, continue or prepay any LIBOR Amount or to convert any portion of the Prime Rate Amount to a LIBOR Amount after Borrower has given a notice thereof to Lender.

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     (vii) If Borrower chooses the LI BOR
Borrowing Rate, Borrower shall pay interest based on such rate, plus any other applicable taxes or charges hereunder, even though Lender may have obtained the funds loaned to Borrower from sources other than the London interbank market. Lender's determination of the LI BOR Borrowing Rate and any such taxes or charges shall be conclusive in the absence of manifest error.

     (viii) Notwithstanding any other term of this note, Borrower may not select the LIBOR Borrowing
Rate if an event of default hereunder has occurred and is continuing.

     (ix) Nothing contained in this note,
including without limitation the determination of any LIBOR Interest Period or Lender's quotation of any LIBOR Borrowing Rate, shall be construed to prejudice Lender's right, if any, to decline to make any requested Advance or to require payment on demand.

     (x) Prepayment is not permitted on funds subject to the LIBOR Interest Rate. Should a prepayment be made while funds of this Note are subject to the LIBOR Interest Rate, a Yield
Maintenance premium shall be paid to Lender by Borrower at the time of prepayment. The Yield
Maintenance premium will be calculated as shown on attached Exhibit "A" attached hereto and made a part hereof.

Dated as of May 22,1997.

LENDER:
U.S. BANK OF WASHINGTON

By : /s/ Monica Rhule
     ---------------------
    Loan Administration Officer

BORROWER:
EMERITUS PROPERTIES VI, INC., a Washington corporation

By: /s/ Kelly J. Price
   --------------------------
Its:  Chief Financial Officer